EXHIBIT 99.1

MKS Inc. Reports Fourth Quarter and Full-Year 2025 Financial Results

•
Quarterly revenue of $1,033 million
•
Quarterly GAAP net income of $108 million and net income per diluted share of $1.58
•
Quarterly Adjusted EBITDA of $249 million and Non-GAAP net earnings per diluted share of $2.47

Andover, MA, February 17, 2026 -- MKS Inc. (NASDAQ: MKSI), a global provider of enabling technologies that transform our world, today reported its financial results for the fourth quarter and full year of 2025.

“Our outstanding Q4 and full-year 2025 financial performance demonstrates that the investments we have made to enable today’s advanced electronics are bearing fruit,” said John T.C. Lee, President and Chief Executive Officer. “Our broad technology portfolio targeted to next-generation semiconductor manufacturing and advanced packaging drove double-digit growth in our two key end markets in 2025. MKS is in an excellent position to capitalize on current and future opportunities in a secular growth environment driven by AI transformation.”

“The strong cash flow we generated in 2025 allowed us to proactively invest in our business to support growth and manage our balance sheet,” said Ram Mayampurath, Executive Vice President and Chief Financial Officer. “Our debt prepayments, along with the recent refinancing of our term loans and the issuance of €1.0 billion senior notes, have diversified our capital structure, extended our maturities and meaningfully reduced our interest rates, strengthening our financial position.”

Selected GAAP and Non-GAAP Financial Measures

(In millions, except per share data)

	Quarter			Full Year
	Q4 2025	Q3 2025	Q4 2024	2025	2024
Net Revenues
Semiconductor	$435	$415	$400	$1,696	$1,498
Electronics & Packaging	303	289	254	$1,111	$922
Specialty Industrial	295	284	281	$1,124	$1,166
Total net revenues	$1,033	$988	$935	$3,931	$3,586
Gross Margin	46.4%	46.6%	47.2%	46.7%	47.6%
GAAP Financial Measures
Operating margin	13.9%	14.0%	14.5%	13.4%	13.9%
Net income	$108	$74	$90	$295	$190
Net income per diluted share	$1.58	$1.10	$1.33	$4.37	$2.81
Non-GAAP Financial Measures
Operating margin	21.0%	20.8%	21.3%	20.7%	21.3%
Net earnings	$168	$130	$146	$533	$444
Net earnings per diluted share	$2.47	$1.93	$2.15	$7.88	$6.58

Additional Financial Information

At December 31, 2025, the Company had $675 million in cash and cash equivalents, $2.9 billion of secured term loan principal outstanding, $1.4 billion of convertible senior notes outstanding and up to $675 million of additional borrowing capacity under a revolving credit facility, subject to certain leverage ratio requirements. During the fourth quarter of 2025, the Company paid a cash dividend of $15 million or $0.22 per diluted share and made a voluntary principal prepayment of $100 million on its USD term loan B.

On February 4, 2026, the Company completed a private offering of €1.0 billion aggregate principal amount of 4.25% senior notes due 2034. The Company used the net proceeds from the offering, together with the net proceeds from the partial refinancing of its then-existing USD term loan B and refinancing of its then-existing EUR term loan B, both of which were also completed on February 4, 2026, and cash on hand to prepay approximately $1.3 billion of, and refinance in full, its existing USD term loan B and refinance in full its existing EUR term loan B. In addition, the Company upsized its revolving credit facility from $675 million to $1 billion.

First Quarter 2026 Guidance(1)

•
Revenue of $1,040 million, plus or minus $40 million
•
Gross margin of 46.0%, plus or minus 1.0%
•
Non-GAAP operating expenses of $270 million, plus or minus $5 million
•
Non-GAAP net earnings of $136 million, plus or minus $19 million
•
Non-GAAP net earnings per diluted share of $2.00, plus or minus $0.28
•
Adjusted EBITDA of $251 million, plus or minus $24 million

The guidance for the first quarter is based on the current business environment, including the impact of U.S. import tariffs and the imposition of retaliatory actions taken by other countries up through but not including the date of this release. The Company will continue to monitor and adapt to changes in the business environment as needed.

Conference Call Details

A conference call with management will be held on Wednesday, February 18, 2026 at 8:30 a.m. (Eastern Time). To participate in the call by phone, participants should visit the Investor Relations section of MKS’ website at investor.mks.com and click on Events & Presentations, where you will be able to register online and receive dial-in details. We encourage participants to register and dial in to the conference call at least 15 minutes before the start of the call to ensure a timely connection. A live and archived webcast and related presentation materials will be available on the Investor Relations section of the MKS website.

(1) See “Use of Non-GAAP Financial Results” below for a discussion of our Non-GAAP financial measures and reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K for reconciliations of forward-looking Non-GAAP financial measures.

About MKS Inc.

MKS Inc. (NASDAQ: MKSI) enables technologies that transform our world. We deliver foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications. We apply our broad science and engineering capabilities to create instruments, subsystems, systems, process control solutions and specialty chemicals technology that improve process performance, optimize productivity and enable unique innovations for many of the world's leading technology and industrial companies. Our solutions are critical to addressing the challenges of miniaturization and complexity in advanced device manufacturing by enabling increased power, speed, feature enhancement, and optimized connectivity. Our solutions are also critical to addressing ever-increasing performance requirements across a wide array of specialty industrial applications. Additional information can be found at www.mks.com.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP financial measures”). These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported results under U.S. generally accepted accounting principles (“GAAP”), and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS is not providing a quantitative reconciliation of forward-looking Non-GAAP net earnings, Non-GAAP net earnings per diluted share, Non-GAAP operating expenses, and Adjusted EBITDA to their most directly comparable GAAP financial measures because it is unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. These items include, but are not limited to, fees and expenses related to amendments to the Term Loan Facility and Revolving Credit Facility, amortization of debt issuance costs, interest expense, and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to, our recently completed private offering of €1.0 billion principal amount of 4.25% senior notes and refinancing of our Term Loan Facility and Revolving Credit Facility on February 4, 2026, and could have a material impact on GAAP reported results for the relevant period.

For further information regarding these Non-GAAP financial measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS Inc. (“MKS,” the “Company,” “our,” or “we”). These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements that we make are the level and terms of our substantial indebtedness and our ability to service such debt; our entry into the chemicals technology business through our acquisition of Atotech Limited (“Atotech”) in August 2022 (the “Atotech Acquisition”), which has exposed us to significant additional liabilities; the risk that we are unable to realize the anticipated benefits of the Atotech Acquisition; risks related to cybersecurity, data privacy and intellectual property; competition from larger, more advanced or more established companies in our markets; the ability to successfully grow our business, including through growth of the Atotech business, and financial risks associated with that acquisition and potential future acquisitions, including goodwill and intangible asset impairments; manufacturing and sourcing risks, including those associated with limited and sole source suppliers and the impact and duration of supply chain disruptions, component shortages, and price increases; changes in global demand; risks associated with doing business internationally, including geopolitical conflicts, such as the conflict in the Middle East, trade compliance, trade protection measures, such as import tariffs by the United States or retaliatory actions taken by other countries, regulatory restrictions on our products, components or markets, particularly the semiconductor market, and unfavorable currency exchange and tax rate fluctuations, which risks become more significant as we grow our business internationally and in China specifically; conditions affecting the markets in which we operate, including fluctuations in capital spending in the semiconductor, electronics manufacturing and automotive industries, and fluctuations in sales to our major customers; disruptions or delays from third-party service providers upon which our operations may rely; the ability to anticipate and meet customer demand; the challenges, risks and costs involved with integrating or transitioning global operations of the companies we have acquired; risks associated with the attraction and retention of key personnel; potential fluctuations in quarterly results; dependence on new product development; rapid technological and market change; acquisition strategy; volatility of stock price; risks associated with chemical manufacturing and environmental regulation compliance; risks related to defective products; financial and legal risk management; and the other important factors described under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent Quarterly Reports on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, even if subsequent events cause our views to change, after the date of this press release. Amounts reported in this press release are preliminary and subject to finalization prior to the filing of our Annual Report on Form 10-K for the year ended December 31, 2025.

Company Contact:

Paretosh Misra

Vice President, Investor Relations

Telephone: (978) 284-4705

Email: paretosh.misra@mks.com

MKS Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Net revenues:
Products	$907	$860	$824	$3,436	$3,124
Services	126	128	111	495	462
Total net revenues	1,033	988	935	3,931	3,586
Cost of revenues:
Products	491	466	443	1,859	1,662
Services	62	61	51	235	216
Total cost of revenues (exclusive of amortization shown separately below)	553	527	494	2,094	1,878
Gross profit	480	461	441	1,837	1,708
Research and development	78	76	65	299	271
Selling, general and administrative	185	180	176	724	674
Acquisition and integration costs	—	—	3	—	9
Restructuring and other	11	4	1	37	6
Fees and expenses related to amendments to the Term Loan Facility	—	—	—	2	5
Amortization of intangible assets	62	63	61	247	245
Income from operations	144	138	135	528	498
Interest income	(3)	(3)	(5)	(14)	(21)
Interest expense	50	53	54	212	284
Loss on extinguishment of debt	2	2	4	10	57
Other expense (income), net	6	2	3	16	(2)
Income before income taxes	89	84	79	304	180
(Benefit) provision for income taxes	(19)	10	(11)	9	(10)
Net income	$108	$74	$90	$295	$190
Net income per share:
Basic	$1.60	$1.10	$1.34	$4.39	$2.82
Diluted	$1.58	$1.10	$1.33	$4.37	$2.81
Cash dividends per common share	$0.22	$0.22	$0.22	$0.88	$0.88
Weighted average shares outstanding:
Basic	67.3	67.3	67.4	67.3	67.3
Diluted	68.0	67.6	67.7	67.7	67.6

MKS Inc.

Unaudited Consolidated Balance Sheets

(In millions)

	December 31,	December 31,
	2025	2024
ASSETS
Cash and cash equivalents	$675	$714
Trade accounts receivable, net	651	615
Inventories	921	893
Other current assets	263	252
Total current assets	2,510	2,474
Property, plant and equipment, net	810	771
Right-of-use assets	270	238
Goodwill	2,574	2,479
Intangible assets, net	2,140	2,272
Other assets	492	356
Total assets	$8,796	$8,590
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt	$51	$50
Accounts payable	407	341
Other current liabilities	469	384
Total current liabilities	927	775
Long-term debt, net	4,150	4,488
Non-current deferred taxes	474	504
Non-current accrued compensation	149	141
Non-current lease liabilities	246	211
Other non-current liabilities	131	149
Total liabilities	6,077	6,268
Stockholders' equity:
Common stock	—	—
Additional paid-in capital	2,101	2,067
Retained earnings	711	503
Accumulated other comprehensive loss	(93)	(248)
Total stockholders' equity	2,719	2,322
Total liabilities and stockholders' equity	$8,796	$8,590

MKS Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$108	$74	$90	$295	$190
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	86	85	87	344	348
Unrealized (gain) loss on foreign currency and derivative instruments	(6)	(8)	11	(9)	13
Amortization of debt issuance costs and original issue discount	6	7	7	26	30
Loss on extinguishment of debt	2	2	4	10	57
Stock-based compensation	8	12	11	55	48
Provision for excess and obsolete inventory	8	10	15	45	56
Deferred income taxes	(71)	(44)	(58)	(196)	(226)
Other	2	1	2	—	8
Changes in operating assets and liabilities	(1)	58	7	75	4
Net cash provided by operating activities	142	197	176	645	528
Cash flows from investing activities:
Net purchases (sales) of investments	1	(1)	—	—	—
Proceeds from sale of long-lived assets	1	—	—	3	1
Purchases of property, plant and equipment	(51)	(50)	(51)	(148)	(118)
Net cash used in investing activities	(49)	(51)	(51)	(145)	(117)
Cash flows from financing activities:
Repurchase of common stock	—	—	—	(45)	—
Proceeds from borrowings	—	—	—	—	2,161
Payments of borrowings	(113)	(113)	(229)	(451)	(2,427)
Purchase of capped calls related to Convertible Notes	—	—	—	—	(167)
Payments of deferred financing fees	—	—	—	—	(33)
Dividend payments	(15)	(15)	(15)	(59)	(59)
Net proceeds (payments) related to employee stock awards	3	—	3	(4)	(9)
Other financing activities	—	(1)	(5)	(3)	(15)
Net cash used in financing activities	(125)	(129)	(246)	(562)	(549)
Effect of exchange rate changes on cash and cash equivalents	10	6	(26)	23	(23)
(Decrease) increase in cash and cash equivalents	(22)	23	(147)	(39)	(161)
Cash and cash equivalents at beginning of period	697	674	861	714	875
Cash and cash equivalents at end of period	$675	$697	$714	$675	$714

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:

MKS Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Net income	$108	$74	$90	$295	$190
Acquisition and integration costs	—	—	3	—	9
Restructuring and other	11	4	1	37	6
Amortization of intangible assets	62	63	61	247	245
Loss on extinguishment of debt	2	2	4	10	57
Amortization of debt issuance costs	5	5	5	19	21
Fees and expenses related to amendments to the Term Loan Facility	—	—	—	2	5
Tax effect of Non-GAAP adjustments	(20)	(18)	(18)	(77)	(89)
Non-GAAP net earnings	$168	$130	$146	$533	$444
Non-GAAP net earnings per diluted share	$2.47	$1.93	$2.15	$7.88	$6.58
Weighted average diluted shares outstanding	68.0	67.6	67.7	67.7	67.6

Net cash provided by operating activities	$142	$197	$176	$645	$528
Purchases of property, plant and equipment	(51)	(50)	(51)	(148)	(118)
Free cash flow	$91	$147	$125	$497	$410
Operating expenses	$336	$323	$306	$1,309	$1,210
Acquisition and integration costs	—	—	3	—	9
Restructuring and other	11	4	1	37	6
Amortization of intangible assets	62	63	61	247	245
Fees and expenses related to amendments to the Term Loan Facility	—	—	—	2	5
Non-GAAP operating expenses	$263	$256	$242	$1,023	$945
Income from operations	$144	$138	$135	$528	$498
Operating margin	13.9%	14.0%	14.5%	13.4%	13.9%
Acquisition and integration costs	—	—	3	—	9
Restructuring and other	11	4	1	37	6
Amortization of intangible assets	62	63	61	247	245
Fees and expenses related to amendments to the Term Loan Facility	—	—	—	2	5
Non-GAAP income from operations	$217	$205	$199	$814	$763
Non-GAAP operating margin	21.0%	20.8%	21.3%	20.7%	21.3%
Interest expense, net	$47	$50	$49	$198	$263
Amortization of debt issuance costs	5	5	5	19	21
Non-GAAP interest expense, net	$42	$45	$45	$179	$242
Net income	$108	$74	$90	$295	$190
Interest expense, net	47	50	49	198	263
Other expense (income), net	6	2	3	16	(2)
(Benefit) provision for income taxes	(19)	10	(11)	9	(10)
Depreciation	24	23	26	97	103
Amortization of intangible assets	62	63	61	247	245
Stock-based compensation	8	12	11	55	48
Acquisition and integration costs	—	—	3	—	9
Restructuring and other	11	4	1	37	6
Loss on extinguishment of debt	2	2	4	10	57
Fees and expenses related to amendments to the Term Loan Facility	—	—	—	2	5
Adjusted EBITDA	$249	$240	$237	$966	$914
Adjusted EBITDA margin	24.1%	24.3%	25.3%	24.6%	25.5%

MKS Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
	Income Before	(Benefit) Provision	Effective	Income Before	(Benefit) Provision	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$89	$(19)	(20.8%)	$79	$(11)	(14.5%)
Acquisition and integration costs	—	—		3	—
Restructuring and other	11	—		1	—
Amortization of intangible assets	62	—		61	—
Loss on extinguishment of debt	2	—		4	—
Amortization of debt issuance costs	5	—		5	—
Fees and expenses related to amendments to the Term Loan Facility	—	—		—	—
Tax effect of Non-GAAP adjustments	—	20		—	18
Non-GAAP	$169	$1	0.9%	$153	$7	4.0%

	Three Months Ended September 30, 2025
	Income Before	Provision	Effective
	Income Taxes	for Income Taxes	Tax Rate
GAAP	$84	$10	12.3%
Restructuring and other	4	—
Amortization of intangible assets	63	—
Loss on extinguishment of debt	2	—
Amortization of debt issuance costs	5	—
Tax effect of Non-GAAP adjustments	—	18
Non-GAAP	$158	$28	17.9%

	Twelve Months Ended December 31, 2025			Twelve Months Ended December 31, 2024
	Income Before	Provision	Effective	Income Before	(Benefit) Provision	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$304	$9	2.9%	$180	$(10)	(5.7%)
Acquisition and integration costs	—	—		9	—
Restructuring and other	37	—		6	—
Amortization of intangible assets	247	—		245	—
Loss on extinguishment of debt	10	—		57	—
Amortization of debt issuance costs	19	—		21	—
Fees and expenses related to amendments to the Term Loan Facility	2	—		5	—
Tax effect of Non-GAAP adjustments	—	77		—	89
Non-GAAP	$619	$86	13.8%	$523	$78	14.8%

MKS Inc.
Notes on Our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. Totals presented may not sum and percentages may not recalculate using figures presented due to rounding.

Acquisition and integration costs include incremental expenses incurred to effect the Atotech Acquisition. Such acquisition costs may include advisory, legal, tax, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Restructuring and other include incremental expenses incurred in connection with restructuring programs and other strategic initiatives, primarily related to changes in business and/or cost structure. Such costs may include third-party services, one-time termination benefits, facility-related costs, contract termination fees and other items that have no direct correlation to our future business operations.

Amortization of intangible assets includes non-cash amortization expense associated with intangible assets acquired in acquisitions.

Loss on extinguishment of debt includes the non-cash write-off of unamortized debt issuance costs and original issue discount costs incurred from voluntary prepayments and/or repricing of our term loan facility.

Amortization of debt issuance costs includes non-cash additional interest expense related to the amortization of debt issuance costs associated with our term loan facility.

Fees and expenses related to amendments to the Term Loan Facility includes direct third-party costs related to repricings or refinancings of our term loan facility.

Tax effect of Non-GAAP adjustments includes the impact of Non-GAAP adjustments that are tax effected at applicable statutory rates resulting in a difference between the GAAP and Non-GAAP tax rates.